Exhibit 99.1
VICOR TECHNOLOGIES, INC. Ticker: VCRT A Medical Diagnostic Company Dedicated to the Commercialization Of Breakthrough Risk Stratification Technology 1

Safe Harbor Statement This presentation contains forward-looking statements. Forward-looking statements are often signaled by forms of words such as should, could, will, might, plan, projection, forecast, expect, guidance, potential and developing. Actual results could vary materially from those expected due to a variety of risk factors, including whether the Company will continue as a going concern and successfully raise proceeds from financing activities sufficient to fund operations and the VITAL trial, the uncertainty of successful completion of any such clinical trial, the fact that the Company has not succeeded in commercializing any products and other factors identified in our Annual report on Form 10-K for the fiscal year ended December 31, 2007 and subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update the results of these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. 2

Overview Vicor Technologies, Inc. (OTC BB: VCRT) is commercializing innovative non-invasive diagnostic products using its patented, proprietary PD2i Algorithm for cardiovascular and trauma use. The PD2i Algorithm has the ability to risk stratify target populations so as to predict future pathological events. Vicor is currently commercializing its first four proprietary medical devices: PD2i Analyzer - FDA 510(k) Approval Received Dec 29, 2008 PD2i VS (Vital Sign) - Ongoing Clinical Trials PD2i Cardiac Analyzer- Ongoing Clinical Trials PD2i OR/ICU - Ongoing Clinical Trials 3

Investment Opportunity Experienced Management and Scientific Team Proprietary Platform Technology Large Market Demand, U.S. & Worldwide Positive Regulatory Climate Defined 2009 Milestones for Product Commercialization Short Time to Product Clearance and Adoption Life Saving Technology High Profit/High Margin Products Substantial Cost Savings to Public & Private Insurers Large Physician Base Providing Rapid Product Adoption 4

Milestones FDA Approval of PD2i as HRV Measurement 12-29-08(c) FDA 510(k) Filing/ Trauma, PD2i VS Q1 2009 FDA 510(k) Clearance/ Trauma, PD2i VS Q2 2009 CE Mark Filling for EU, PD2i VS and Cardiac Analyzer Q1 2009 FDA 510(k) Filing PD2i Cardiac Analyzer for SCD Q3 2009 CE Mark Clearance, PD2i VS and Cardiac Analyzer Q3 2009 Product Launch in Europe, PD2i Cardiac Analyzer Q3 2009 FDA 510(k) Clearance, PD2i Cardiac Analyzer Q1 2010 Completion of VITAL Trial Q2 2010 5

PD2i Analyzer 6 The PD2i Analyzer Measures Heart Rate Variability (HRV), Heart Rate Complexity (HRC) FDA 510(k) Approval Received December 29th 2008 HRV/HRC is expressed by the PD2i score. PD2i measures the neurological relationship between the heart and the brain. The PD2i algorithm is the platform for all of Vicor's existing and future medical products.

User Friendly Data Acquisition Triage-easily deployed in a portable monitor SCD-simple noninvasive test (ECG, Holter) OR/ICU-easily placed in monitors for real time trending Forgiving of Data Issues Derailing Other Methods Highly Accurate High Incentive for Physician Use Minimal disruption in office patient flow Simple binary result Good reimbursement Strong incentive even for no insurance coverage PD2i Analyzer Advantages 7

PD2i-VS is being developed in collaboration with the U.S. Army. It will be used to assess the severity of injury and probability of survival of combat casualties. This will then be used to determine the need for a Life Saving Intervention. Adoption in the civilian sector will result in: Broad use to risk stratify patients in trauma and emergency response situations. 8 PD2i-VS

PD2i VS Collaboration with the U.S. Army Collaborative Research & Development Agreement (CRADA) U.S. Army Institute of Surgical Research (USAISR) Project: "Capture and Analysis of Prehospital Trauma Vital Signs for Enhanced Remote Triage and Prediction of Life Saving Interventions." Predict Injury Severity and Outcome in the Critically Injured Using the PD2i Algorithm USAISR Exploring Ways to Assess: Severity of injury, Probability of survival of critically injured combat casualties and critically-ill civilian patients. 9

USAISR STUDY #1 "USE OF HEART-RATE COMPLEXITY TO DETERMINE THE NEED FOR LIFE SAVING INTERVENTIONS IN COMBAT CASUALTIES" Abnormal HRC values exhibited in all patients. Those requiring LSI's had Min PD2i values < 1. Findings suggest utility of PD2i for diagnosis of the need for LSI's. 10

USAISR STUDY #2 "HRC: A New Vital Sign for the Diagnosis of Trauma and Hemorrhage" PD2i may be useful for the diagnosis of TR/HS. The USAISR is applying PD2i to casualty assessment. Use in US trauma systems and on the battlefield. Time P-Value BL 0.3294 TR 0.0349 HS 0.0004 PR1 0.0003 PR2 0.0557 PR4 0.2891 PR5 0.5312 11

Heart-Rate Complexity and Life Saving Interventions in Combat Casualties: Preliminary Findings 12

1 Title: Variability Predictions Date: Saturday, June 28 14:45-14:55 Exploration of Heart-Rate Complexity to Determine the Need for Lifesaving Interventions in Combat Casualties. A. Batchinsky, J. Salinas, J. Skinner, D. Weiss, C. Wade, J. Holcomb, L. Cancio U.S. ARMY & VICOR JOINT PRESENTATION

Vicor Military Presentation 14

PD2i VS Anticipated FDA 510(k) Marketing Clearance by Q3 2009 15

PD2i Cardiac Analyzer The PD2i Cardiac Analyzer is able to accurately risk stratify patients into those at high or low risk of suffering a fatal arrhythmic event, or Sudden Cardiac Death (SCD) within a six month time frame. SCD is the leading cause of natural death in the U.S. each year with more than 300,000 reported cases. 16

PD2i Cardiac Analyzer Sudden Cardiac Death Sudden Cardiac Death (SCD) is not a Heart Attack A Heart Attack is an "Internal Plumbing Problem" SCD is caused by breakdown of the heart-brain axis SCD is swift and unexpected 95% of victims of SCD die outside of hospital SCD often occurs in asymptomatic individuals 17

At-Risk Patient Population for Cardioverter/Defibrillator (ICD) Implantation Huge at-risk Patient Population in Need of ICD's Under Current Implantation Guidelines. Post Myocardial Infarction = 7,900,000 (MADIT-II Trial) - Ischemic cardiomyopathy i.e. prior myocardial infarction, and left ventricular dysfunction with ejection fraction [EF] </= 30%. Congestive Heart Failure = 5,200,000 (SCD-HeFT Trial) - Nonischemic dilated cardiomyopathy (> 9-month history) in NYHA class II-III with EF </= 35%. Other = 2,000,000 - Class IV heart failure who meet criteria for cardiac resynchronization therapy. Fatal Ventricular Tachyarrhythmia Treatment = Implantable Cardioverter/Defibrillator (ICD) Expensive ~ $75,000 per patient (over entire lifespan) Total health care cost = $900 Billion (assumption: 12M implants) 18

Inappropriate & Over-Implantation of ICDs 76% of ICDs Implanted Never Fired Appropriately (SCD-HeFT)1,2 Current Risk-Stratification Criteria Leads to Over/Under Implantation. Tremendous Need for Accurate Risk Stratification Methods. Currently 20 ICD's Must Implanted to Save One Life. 1. Moss AJ, Zareba W, Hall WJ, et al. Prophylactic implantation of a defibrillator in patients with myocardial infarction and reduced ejection fraction. N Engl J Med 2002;346:877-83. 2. Bardy GH, Lee KL, Mark DB, et al. Amiodarone or a Implantable Cardioverter-Defibrillator for Congestive Heart Failure. N Engl J Med 2005;352:225-37. 19

Coronary Heart Disease An estimated 13 million people had CHD in the U.S. in 2002. 1 Sudden death was the first manifestation of coronary heart disease in 50% of men and 63% of women. 1 CHD accounts for at least 80% of sudden cardiac deaths in Western cultures.3 1 American Heart Association. Heart Disease and Stroke Statistics-2003 Update. Dallas, Tex.: American Heart Association; 2002. 2 Adapted from Heikki et al. N Engl J Med, Vol. 345, No. 20, 2001. 3 Myerberg RJ. Heart Disease, A Textbook of Cardiovascular Medicine. 6th ed. P. 895. Etiology of Sudden Cardiac Death2,3 Coronary Artery Disease Cardiomyopathy Other 0.8 0.15 0.05 80% Coronary Heart Disease 15% Cardiomyopathy 5% Other* 20

PD2i Cardiac Analyzer Large Potential Market Opportunity 5 Million Heart Failure 1-2 Million Other 12 Million High Risk Patients 24 Million Tests Annually $2.4 Billion Market for PD2i At 10% Penetration: 1.2 M Patients x $100/test x 2x/year X 50% split = $120MM Revenues 8 Million Post MI 21

PD2i Cardiac Analyzer What Can It Do? Both these patients meet current ICD implantation guidelines. How does a physician risk stratify these patients? Which one will receive a costly ICD? BN 032 BN 160 The PD2i Cardiac Analyzer Can Accurately Risk Stratify Patients! BN 160 22

PD2i Risk Stratification Analysis of a 20 minute sample of ECG data PD2i Cardiac Analyzer would have predicted which patient required an ICD and which did not. PD2i can save lives and health care costs. 23

PD2i Risk Stratification 24 Analysis of a 20 minute sample of ECG data PD2i Cardiac Analyzer would have predicted which patient required an ICD and which did not. PD2i can save lives and health care costs.

Confirmatory Clinical Studies Data Skinner, Pratt, Vybiral (1993) American Heart Journal, 125:731-743. 37 Total Enrolled, 7 Rejections, 30 Completed Study. 2. Prospective Human Clinical Study (Emergency Room, 5 Tertiary Care Hospitals, Philadelphia, Newark, Camden, Detroit, Allentown). 918 Total Enrolled, 173 Rejections, 745 Completed Study. 3. MIT-BI PhysioBank Study. 44 Total , 11 Rejections, 33 Analyzed. True Positive (7) False Positive (4) False Negative (0) True Negative (19) Sensitivity = 100% Specificity = 83% True Positive (23) False Positive (104) False Negative (1) True Negative (617) Sensitivity = 96% Specificity = 86% True Positive (17) False Positive (3) False Negative (0) True Negative (13) Sensitivity = 100% Specificity = 81% 25

PD2i Cardiac Analyzer

The "VITAL" Trial

- Total VITAL Trial COST Approximately $4,500,000
- Principal Investigator – Matthew Reynolds, M.D., M.Sc.
  - Harvard Clinical Research Institute (HCRI)
  - Boston VA Medical Center
- Contract Research Organizations:
  - HCRI (Harvard University Affiliate)
  - Target Health Inc., NYC
- 700-900 patients (MADIT-II/SCD-HeFT patient cohort).
- 125 Events (VTE's)
- 30 Total Sites Including:
  - Beth Israel Deaconess Medical Center – Boston, MA
  - Massachusetts General Hospital – Boston, MA
  - VA Hospital – Boston, MA
  - UCLA Medical Center – Los Angeles, CA
  - Washington University School of Medicine – St. Louis, MO

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VICOR TECHNOLOGIES, INC

PD2i Cardiac Analyzer The "MUSIC" Trial Total MUSIC Trial Cost Approximately $200,000 Universities of Rochester and Barcelona MUSIC - MERTE SUBITA EN INSUFFICIENCIA CARDIACA 651 Class II/III Congestive Heart Failure Patients 52 Verified Arrhythmic Deaths Patients Followed for a Mean of 44 Months On Enrollment Patients Received Digital ECG and Holter Recordings The PD2i Analyzer will be used to Analyze Initial ECG and Holter Recordings Analysis will be Performed by the University of Rochester in 90 Days Findings will be the Basis for FDA 510(k) Submission for SCD 27

PD2i Cardiac Analyzer The "CARISMA" Trial CARDIAC ARRHYTHMIAS AND RISK STRATIFICATION AFTER MYOCARDIAL INFARCTION 297 Post MI Patients Followed for Two Years 8.7% Reached Primary End Point of SCD, Resuscitated SCD, or Sustained VT Data Set Being Made Available for PD2i Analysis Analysis will be Completed Within 90 Days Findings will be the Basis for FDA 510(k) Submission for SCD 28

Positive Regulatory Climate CMS-CAG-00175R3 March 2006 Might be Mandated Low Barrier to Profitability for Vicor: Software product Razor/Razorblade Business Model Development costs already incurred Not Driven by Large Reimbursement Pricing Flexibility Revenue Split Would be 50/50 With Physicians High Margin = High Profitability PD2i Cardiac Analyzer Strong Business Model 29

Intellectual Property Vicor Technologies, Inc./Non-Linear Medicine is assisted in the prosecution of its Intellectual Property by Arnall, Golden & Gregory 1. United States number 5,709,214, Patent issued January 20, 1998 2. United States number 5,720,294, Patent issued February 24, 1998 3. United States number 7,076,288. Patent issued July 11, 2006, - Biological Anomalies 4. United States number 7,276,026. Patent issued October 2, 2007. Method and system for detecting and/or predicting cerebral disorders. 5. Patent applied for January 14, 2005. #20060183981,- Knowledge Determination System (Lie Detection) 6. Patent applied for September 2006, - Automated Noise Reduction System for Predicting Arrhythmic Deaths. 30

Vicor Management David Fater - President & CEO Dr. Jerry Anchin, Ph.D. - Director of R&D Dr. James Skinner, Ph.D. - Director of Grant R&D Dr. Daniel N. Weiss, M.D.,F.A.C.C. - CMO 31

Scientific Advisory Board Edward Wiesmeier, M.D. - Chairman SAB Clinical Professor of Obstetrics and Gynecology at UCLA School of Medicine Mark E. Josephson, M.D. Chief of Cardiology at Beth Israel Deaconness Medical Center. Author of "Clinical Cardiac Electrophysiology". Scientific Advisor to over 20 companies. Hein J. J. Wellens, M.D. Professor & Chairman of Department of Cardiology Academisch Ziekenhuis Maastricht. Director of Interuniversity Cardiology Institute of the Netherlands. Richard M. Luceri, M.D., F.A.C.C. Director Interventional Arrhythmia Center, Holy Cross Hospital. Clinical investigator in MADIT II Trial. Clinical investigator & Principal Author SCD-HeFT Trial. Jules Mitchel, Ph.D., MBA Founder and President/CEO Target Health Inc. NYC. 32

Scientific Advisory Board Robert G. Hauser, M.D., F.A.C.C., FHRS Senior Consulting Cardiologist-Minneapolis Heart Institute Chairman Cardiovascular Services Division at Abbott Northwestern Hospital Chief Executive Officer of Cardiac Pacemakers, Inc -acquired by Guidant Jonathan Kaplan, M.D., M.P.H. Medical Director of Fidelis Care in New York Former Medical Director for Excellus Blue Cross Blue Shield David Chazanovitz CEO of Alveolus, Inc.-emphasizing non-vascular stents Former CEO of Cambridge Heart, Inc. Edward F. Lundy, M.D., Ph.D. Chief of Cardiothoracic Surgery at Good Samaritan Hospital Ph.D. in Physiology with focus on altered-state physiologies (hibernation) 33

Investment Opportunity Experienced Management and Scientific Team Proprietary Platform Technology Large Market Demand, U.S. & Worldwide Positive Regulatory Climate Defined 2009 Milestones for Product Commercialization Short Time to Product Clearance and Adoption Life Saving Technology High Profit/High Margin Products Substantial Cost Savings to Public & Private Insurers Large Physician Base Providing Rapid Product Adoption 34